UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2008

General Mills, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-01185	41-0274440
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Number One General Mills Boulevard, Minneapolis, Minnesota		55426-1347
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	763-764-7600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 8, 2008, the General Mills, Inc. Board of Directors amended the company's By-Laws to:

• Clarify that the process outlined in the By-Laws are the exclusive means to nominate directors and raise other business at the company's annual stockholders' meetings, and require more complete information concerning the interest of stockholders making proposals;

• Ensure that former officers' and directors' indemnification rights cannot be adversely affected by amendments to the By-Laws made after the events giving rise to the indemnification claim; and

• Authorize the company's chief executive officer to appoint vice presidents, division presidents, assistant secretaries and assistant treasurers of the company, while maintaining the Board’s authority to elect the chairman, chief executive officer, secretary, treasurer and other executive officers.

This description is qualified in its entirety by reference to the text of the By-Laws. The By-Laws are filed as Exhibit 3.1 and are hereby incorporated by reference into this Current Report.

Item 9.01 Financial Statements and Exhibits.

3.1 By-Laws of General Mills, Inc., as amended through December 8, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Mills, Inc.

December 10, 2008	By:	Roderick A. Palmore

Name: Roderick A. Palmore
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

3.1	By-Laws of General Mills, Inc., as amended through December 8, 2008